EXHIBIT 21

                  SUBSIDIARIES OF UNITED HERITAGE CORPORATION

                                            Jurisdiction
          Subsidiary                       of Organization
------------------------------------       ---------------

National Heritage Sales Corporation           	Texas

Sovereign Communications Corporation            Texas

UHC Petroleum Corporation                       Texas

UHC Petroleum Services Corporation              Texas